UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2025

Yoshiharu Global Co.

(Exact name of registrant as specified in its charter)

Delaware	001-41494	87-3941448
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6940 Beach Blvd., Suite D-705

Buena Park, CA 90621

(Address of principal executive offices and zip code)

(714) 694-2403

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	YOSH	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2025, Yusil Yeo and Harinne Kim, members of the Board of Directors (the “Board”) of Yoshiharu Global Co. (the “Company”), notified the Company of their intention to resign from the Board and all committees of the Board, effective at the Company’s upcoming Special Meeting of Stockholders (the “Special Meeting”). Both directors have indicated that their departure from the Board was not the result of any disagreement with management or the Board.

Also, on April 10, 2025, the Board nominated Abe Lim and Jae-Hyo Seo to serve as independent directors of the Company. Mr. Lim and Mr. Seo will stand for election at the Company’s upcoming Special Meeting. There are currently no arrangements or understandings related to such nominations. There are no family relationships among any of the Company’s executive officers, members of the Board and the nominees, and there are no transactions with either nominee that require disclosure pursuant to Item 404(a) of Regulation S-K.

Below is biographical information about each nominee:

Abe Lim

Abe Lim (aged 43), a seasoned real estate and investment professional with over 21 years of experience. With deep expertise in strategic growth, capital investment, and real estate operations, he brings a wealth of knowledge to his new role. As the co-founder of several successful ventures—including Circa Properties, Landmark Trust Investment Company, Mila Capital, and Camileon Investment Partners—Mr. Lim has built a reputation for visionary leadership, disciplined execution, and a strong commitment to community impact. Throughout his career, he has led with a people-first philosophy, fostering high-performing teams and developing businesses rooted in integrity and innovation. His appointment reflects a dedication to strong governance, forward-thinking strategy, and long-term value creation. Mr. Lim holds a degree in Economics from the University of California, Irvine.

Jae-Hyo Seo

Jae-Hyo Seo, (aged 58) served as an investigator in the South Korean prosecution from 1995 to 2009, beginning at the Suwon District Prosecutor’s Office and later working at the Seoul Central District Prosecutor’s Office. Afterward, he worked as a consultant at the law firms Dadam and Pyeongsan Law LLC from 2011 to 2020. He then, worked at the Korea Land and Geospatial Informatix Corporation.

Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this current report include, without limitation, statements regarding the Company’s available options to resolve the deficiency and regain compliance with Nasdaq Listing Rule 5550(b)(1). Forward-looking statements are statements that are not historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, that there can be no assurance that the Company will meet Nasdaq Listing Rule 5550(b)(1) during any compliance period or otherwise in the future, that there can be no assurance that the Company will otherwise meet Nasdaq compliance standards, that there can be no assurance that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief, and the other important factors described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2024 and its other filings with the SEC. Any forward-looking statement made by the Company in this current report is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2025

YOSHIHARU GLOBAL CO.

By:	/s/ James Chae
Name:	James Chae
Title:	Chief Executive Officer